EXHIBIT 16.1


Arthur Andersen LLP

May 30, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madam:


We have read the second, third, and fourth paragraphs of Item 4 included in the Form 8-K dated May 30, 2002 of CNF Inc., to be filed with the Securities and Exchange Commission, and are in agreement with the statements contained therein.


Very truly yours,



  /s/Arthur Andersen LLP
  -----------------------
  Arthur Andersen LLP


cc:  Chutta Ratnathicam,
     Senior Vice President and Chief Financial Officer
     CNF Inc.